UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   April 11, 2013

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On April 11, 2013, Forest Oil Corporation (“Forest”) entered into an Acquisition and Development Agreement (the “ADA”) with STC Eagleville, LLC (“Eagleville”), Schlumberger Technology Corporation (“STC”), Smith International Inc. (“Smith”) and M-I, L.L.C. (“M-I, L.L.C.,” and together with STC and Smith, the “Schlumberger Service Providers”).  Pursuant to the ADA, Forest has agreed to sell to Eagleville a 50 percent interest in Forest’s existing undeveloped Eagle Ford Shale oil and gas assets (the “Current Oil and Gas Assets”), certain Eagle Ford Shale oil and gas assets that may be acquired in the future (the “Future Oil and Gas Assets,” and together with the Current Oil and Gas Assets, the “Oil and Gas Assets”) and various other related interests, rights, receivables, wells, leasehold interests, records, fixtures, equipment, and other assets (together with the Oil and Gas Assets, the “Assets”), in exchange for a $90 million carry to be satisfied as follows:

•                  Eagleville shall be responsible for 100 percent of the development costs incurred immediately following execution of the ADA for certain identified wells spud on or subsequent to November 28, 2012, but prior to the execution of the ADA, up to an amount equal to 70 percent of the total development costs for such wells;

•                  Eagleville shall be responsible for 70 percent of development costs of the Oil and Gas Assets up to $60 million (which shall include the amounts incurred by Eagleville above); and

•                  Eagleville shall be responsible for 60 percent of the development costs of the Oil and Gas Assets up to $30 million (exclusive of the amounts incurred by Eagleville above).

The $90 million carry may also be exhausted if Forest drills wells in which Eagleville elects not to participate, in which case Eagleville will pay 5 percent of the development costs of such wells and will assign back to Forest Eagleville’s 50 percent interest in such wells and in defined acreage associated with such wells.  After the $90 million carry has been paid, Forest and Eagleville will share ongoing costs of the Assets on a 50 percent/50 percent basis.  The ADA provides for certain adjustments to be made to Eagleville’s carry obligation in the event of title defects, preferential rights and material consents to assignment with respect to the Assets that are not cured, waived or consented to in accordance with the terms of the ADA.

The ADA also provides for the creation of a Program Development Committee, which will have authority to approve, among other things, an annual plan and budget for the development of the Oil and Gas Assets.  The Program Development Committee will be staffed with two representatives and two alternates from each of Forest and Eagleville.  Forest, as operator of the Oil and Gas Assets, shall have authority to undertake any operations that are reasonably considered to have been included in an approved annual plan and budget, provided that (i) such operations have been evaluated by a Program Technical Services Team created pursuant to the terms of the ADA and consisting of various oil and gas development specialists designated by Forest and Eagleville and (ii) funds remain in the previously-approved annual plan and budget to cover such operations. All operations that Forest desires to undertake with respect to the Oil and Gas Assets must be submitted by Forest to Eagleville for approval and, in the event approval is not obtained, Eagleville will assign its 50 percent interest in the relevant Assets back to Forest.

The term of the ADA shall continue until the earlier to occur of (i) a Termination Event (defined hereinafter) or (ii) the mutual agreement of the parties.  As used in the ADA, a Termination Event shall consist of any of the following: (a) the sale by Eagleville of its entire interest in the Assets; (b) the sale by Forest of its entire interest in the Assets; or (c) the 10th anniversary of the execution of the ADA.

In connection with and as a condition to the execution of the ADA, certain additional documents standard for a transaction of this type also have been executed by the parties, including a Joint Operating Agreement executed by and between Forest and Eagleville (the “JOA”).   The JOA sets forth the obligations of Forest and Eagleville with respect to the day-to-day operations of the Oil and Gas Assets.  The JOA contains industry standard terms and provisions, and provides that (i) Forest shall be the operator of the Oil and Gas Assets and shall have full control thereof, subject to any limitations specifically set forth in the JOA or the ADA, and (ii) subject to the terms of the ADA, the costs and liabilities incurred in connection with the operation of the Assets shall be borne by the parties in accordance with their applicable ownership interests.  Absent gross negligence, willful misconduct, or fraud on Forest’s part, all indemnities assumed by Forest as operator of the Oil and Gas Assets are also split evenly with Eagleville.  The JOA also contains provisions governing the use of Lantern Drilling Company, a Forest subsidiary, to provide drilling and related services on the Oil and Gas Assets.  The JOA shall remain in full force and effect so long as any of the Oil and Gas Assets remain or continue in force with respect to the Contract Area, as defined in the JOA.

During the term of the relationship between Forest and Eagleville under the ADA and JOA, certain oilfield services and products necessary for the development of the Oil and Gas Assets shall be performed or provided exclusively by the Schlumberger Service Providers.  All such services or products are to be performed or delivered in accordance with an order to be generated by Forest and agreed to by the Schlumberger Service Providers, setting forth the applicable terms.   Forest and the Schlumberger Service Providers have agreed to indemnify and hold the other harmless against claims related to (i) injury, illness or death of their respective personnel, and (ii) damage to, or loss or destruction of, their respective properties, except that Forest shall indemnify the Schlumberger Service Providers for the loss of, or damage to, property of the Schlumberger Service Providers:

•                  while in the well bore;

•                  while being transported by Forest;

•                  while in the custody or under the control of Forest;

•                  as a result of the condition of the lease roads or well sites;

•                  as a result of abrasive or corrosive elements in the well; or

•                  as a result of a subsurface occurrence.

In addition, Forest has agreed to indemnify and hold the Schlumberger Service Providers harmless for claims relating to (i) pollution (including the expense of containment, control and other damages relating thereto), other than pollution emanating from the equipment of the Schlumberger Service Providers, and (ii) subsurface loss or damage (including trespass and loss of or damage to any reservoir, subsurface formation, production, resources, well or borehole or down-hole equipment, or impairment of any property right to water, oil, gas or other minerals).  The Schlumberger Service Providers shall indemnify and hold Forest harmless for up to $3 million per year for claims that directly result from the gross negligence of any of the Schlumberger Service Providers.

For tax purposes only, the parties have agreed that the relationship created between Forest and Eagleville under the ADA and JOA shall be a tax partnership owned 50 percent by Forest and 50 percent by Eagleville, which partnership in turn holds 100% of the Assets.  The parties have agreed, among other things, that (i) Forest will be treated as contributing the Assets to the tax partnership, with a contribution value of $90 million, and providing an undertaking to fund the costs and expenses allocable to Forest in exchange for its interest in the tax partnership; (ii)  Eagleville will be treated as providing an undertaking to fund the costs and expenses allocable to Eagleville in exchange for its interest in the tax partnership; and (iii) the tax partnership will be treated as realizing all items of income or gain and incurring all items of cost or expense attributable to the ownership, operation or disposition of interests in the Assets or cash contributed to the tax partnership, notwithstanding that such items are realized, received, held, paid or incurred by Forest or Eagleville individually.  The parties also have agreed as to tax reporting obligations and allocations of income, gain, loss and deduction between the parties.

The foregoing does not purport to be a complete description of the ADA, the JOA, or the transactions contemplated thereby.  The foregoing descriptions of the ADA and JOA are qualified by reference to the full text of the ADA and the JOA, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.             Completion of Acquisition or Disposition of Assets.

The first three paragraphs of Item 1.01 above describing the ADA are incorporated into this Item 2.01 in their entirety.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits.

		Exhibit	Description

		10.1	Acquisition and Development Agreement, dated April 11, 2013, by and among Forest Oil Corporation, STC Eagleville, LLC, Schlumberger Technology Corporation, and M-I, L.L.C.

		10.2	Operating Agreement, dated April 11, 2013, by and between Forest Oil Corporation and STC Eagleville, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated:	April 17, 2013	By	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Senior Vice President, General
Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description

10.1	Acquisition and Development Agreement, dated April 11, 2013, by and among Forest Oil Corporation, STC Eagleville, LLC, Schlumberger Technology Corporation, and M-I, L.L.C.

10.2	Operating Agreement, dated April 11, 2013, by and between Forest Oil Corporation and STC Eagleville, LLC.